SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Peerless Systems Corporation

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PEERLESS SYSTEMS CORPORATION
2361 Rosecrans Avenue
Suite 440
El Segundo, CA 90245

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 23, 2010

Dear Stockholder:

You are invited to attend the annual meeting of stockholders (the “Annual Meeting”) of Peerless Systems Corporation, a Delaware corporation (the “Company”), which will be held on Wednesday, June 23, 2010, at 10:00 a.m. Eastern Time, at the offices of our counsel, Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022 for the following purposes:

1. To elect as directors Messrs. Steven M. Bathgate, Timothy E. Brog, Gregory Bylinsky, Jefferson Gramm, Jeffrey A. Hammer, Edward Ramsden and Jeffrey S. Wald, to serve until the next annual meeting and until their respective successors are elected.

2. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 31, 2011.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company (the “Board”) has fixed the close of business on May 19, 2010 as the record date for the determination of stockholders entitled to notice of and to vote, in person or by proxy, at this Annual Meeting and at any adjournment or postponement thereof (the “Record Date”). As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Board of Directors. It is expected that these materials first will be mailed to stockholders on or about June 4, 2010. Accompanying this Notice and Proxy Statement is a copy of the Company’s Annual Report on Form 10-K for its fiscal year ended January 31, 2010, as filed with the Securities and Exchange Commission (the “SEC”). You may also obtain an electronic version of our Annual Report on Form 10-K from the SEC’s website located at www.sec.gov or from our website located at www.peerless.com.

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the Annual Meeting. Should you receive more than one proxy card because your shares of common stock are held in multiple accounts or registered in different names or addresses, please sign, date and return each proxy card to ensure that all of your shares of common stock are voted. A return envelope (which is postage prepaid if mailed in the United States) is enclosed. Voting instructions are printed on the proxy card. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder (i.e., your broker) a legal proxy issued in your name.

By Order of the Board of Directors

William R. Neil
Chief Financial Officer and Acting Chief Executive Officer

El Segundo, California
June 2, 2010

PEERLESS SYSTEMS CORPORATION
2361 Rosecrans Avenue
Suite 440
El Segundo, CA 90245

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
to be Held on June 23, 2010

SOLICITATION OF PROXIES

The enclosed proxy is solicited on behalf of our Board of Directors for the Company’s Annual Meeting of Stockholders to be held on Wednesday, June 23, 2010 at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof, for the purposes set forth herein. The Annual Meeting will be held at the offices of our counsel, Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022. The Company intends to mail this proxy statement, the accompanying proxy card, and our Annual Report on Form 10-K on or about June 4, 2010 to all stockholders entitled to vote at the Annual Meeting. You may also obtain an electronic version of our Annual Report on Form 10-K from the SEC’s website located at www.sec.gov or from our website.

All shares of our common stock, par value $.001 per share (“Common Stock”), that are entitled to vote and that are represented at the Annual Meeting by properly executed proxies received at or prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions specified on the proxies. If no instructions are specified, the proxies will be voted FOR:

•	The election of Messrs. Steven M. Bathgate, Timothy E. Brog, Gregory Bylinsky, Jefferson Gramm, Jeffrey A. Hammer, Edward Ramsden and Jeffrey S. Wald as directors of the Company; and
•	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2011.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the proxy will have discretion to vote on these matters in accordance with their best judgment.

Cost of Solicitation

The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our Common Stock that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of our Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, Internet or personal solicitation by our directors, officers or other regular employees.

Voting Your Shares of Peerless

Stockholders should follow the directions on their proxy card to vote their shares of Peerless Systems Corporation.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by a stockholder of record at any time before it is voted. Proxies may be revoked by:

•	filing with our Secretary, at or before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; or
•	duly executing a proxy with a later date and delivering it to our Secretary before the voting at the Annual Meeting; or
•	attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

Any written notice of revocation or subsequent proxy should be sent to Peerless Systems Corporation, 2361 Rosecrans Avenue, Suite 440, El Segundo, CA 90245, Attention: William R. Neil, Chief Financial Officer and Acting Chief Executive Officer, or hand delivered to us at or before the voting at the Annual Meeting.

If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to such bank, broker or other nominee. Your voting instruction card should include this information. Please note that if a broker, bank or other nominee is the record holder of your shares and you decide to attend and vote at the Annual Meeting, your in-person vote at the Annual Meeting will not be effective unless you have obtained and present a legal proxy issued in your name from your bank, broker or other nominee, as the record holder.

VOTING RIGHTS AND OUTSTANDING SHARES

Only stockholders of record as of the close of business on May 19, 2010 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 19, 2010, the Company had issued and outstanding 16,019,496 shares of Common Stock entitled to vote at the Annual Meeting. Each holder of Common Stock on such date will be entitled to one (1) vote for each share held on all matters to be voted upon at the Annual Meeting. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum and Required Vote

The Company’s Bylaws (the “Bylaws”) provide that the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of our Common Stock represented in person or by proxy will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and the broker does not have discretionary voting power on such proposal) will be counted as shares that are present for purposes of determining the presence of a quorum.

For the purposes of Proposal 1, the election of the nominees to the Board shall be determined by a plurality of the votes cast at the Annual Meeting by the holders of Common Stock entitled to vote in the election. The seven nominees receiving the highest number of affirmative votes will be elected. Because abstentions do not constitute “votes cast” at the Annual Meeting, abstentions will not affect the outcome of the election of the nominees to the Board.

For Proposal 2, the affirmative vote of a majority of the total votes cast at the Annual Meeting by the holders of Common Stock entitled to vote on the ratification is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2011. Abstentions will have no effect on the required vote. The ratification of Ernst & Young LLP is generally a matter on which a broker or other nominee has discretionary voting authority. Accordingly, no broker non-votes are expected to result from this proposal. Broker non-votes would have no effect on the required vote (other than to reduce the number of affirmative votes required to approve the proposal).

Following are the proposals being presented at the meeting:

•	The election of Messrs. Steven M. Bathgate, Timothy E. Brog, Gregory Bylinsky, Jefferson Gramm, Jeffrey A. Hammer, Edward Ramsden and Jeffrey S. Wald as directors of the Company; and
•	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2011.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the meeting, and for ten days prior to the Annual Meeting at our corporate headquarters located at 2361 Rosecrans Avenue, Suite 440, El Segundo, CA 90245, between the hours of 9 a.m. and 4 p.m. local time.

Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials: The Notice of the 2010 Annual Meeting of Stockholders, this Proxy Statement, and the Company’s Annual Report for the year ended January 31, 2010, are available at http://peerless.investorroom.com.

Procedures for Stockholder Nominations

The Nominating and Corporate Governance Committee will consider suggestions for nominees for directorships from stockholders of the Company provided such recommendations are made in accordance with the procedures set forth in the Company's Bylaws and the procedures described below. Stockholder recommendations for nominees will be processed and are subject to the same criteria as are candidates nominated by the Nominating and Corporate Governance Committee. Under the Company's Bylaws, any stockholder of record entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting, but only if written notice of such stockholder's intent to make such nomination or nominations has been delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. Each such notice shall set forth such information specified in the Company’s Bylaws and such other information required pursuant to Regulation 14A under the Exchange Act. At the request of the Board, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Company such further information required to be set forth in the stockholder's notice of nomination. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. Stockholder nominations submitted in accordance with the requirement of the Bylaws will be forwarded to the Nominating and Corporate Governance Committee.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board has expanded the size of the Board to seven directors, effective as of the date of the annual meeting. Our Nominating and Corporate Governance Committee has nominated seven nominees for election to the Board in accordance with the Company’s Certificate of Incorporation and Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has been qualified, or earlier, upon such director’s death, resignation or removal. The Company’s Bylaws set forth certain requirements for stockholders wishing to nominate director candidates directly for consideration by the stockholders. See “Voting Rights and Outstanding Shares — Procedures for Stockholder Nominations” above.

The names and certain information concerning the persons nominated by the Nominating and Corporate Governance Committee to serve as directors at the Annual Meeting are set forth below. It is intended that shares represented by the proxies will be voted FOR the election to the Board of the nominees named below unless authority to vote for the nominees has been withheld in the proxy. Although each of the persons nominated has consented to serve as a director if elected and the Board has no reason to believe that any of the nominees will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Nominating and Corporate Governance Committee. The following information regarding the nominees is relevant to your consideration of the slate proposed by the Nominating and Corporate Governance Committee.

Director Nominees

The following sets forth certain information with respect to our nominees.Except as set forth below, none of the nominees for director were selected for election pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among nominees for director or executive officers of the Company and, as of the date hereof. . Except as set forth below, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Steven M. Bathgate, age 55, has been a director of the Company since May 2008. Since 1996, Mr. Bathgate has been Senior Managing Partner of GVC Capital LLC (“GVC”), formerly known as Bathgate Capital Partners LLC, a FINRA-licensed broker dealer. Prior to starting GVC, he was the Chairman and Chief Executive Officer of Cohig & Associates, Inc., an NASD member firm specializing in public and private financing for emerging growth companies. His other previous experience includes employment by Wall Street West, Dain Bosworth, Inc., and the National Association of Securities Dealers, Inc. He received his B.S. degree in finance from the University of Colorado. Mr. Bathgate is a director of Omni Bio Pharmaceutical, Inc, a public emerging biopharmaceutical company. Mr. Bathgate has the Series 7, 24, 27, 63 and 79 securities licenses. The Board believes that Mr. Bathgate’s experience in the financial services industry and in evaluating acquisitions is valuable to the Company in reviewing potential acquisition candidates and completing an acquisition.

Timothy E. Brog, age 46, has served the Company as a director since July 2007. Mr. Brog has been the Managing Director of Locksmith Capital Management LLC since September 2007. Mr. Brog was the Managing Director of E 2 Investment Partners LLC from March 2007 to July 2008. Mr. Brog was President of Pembridge Capital Management LLC and the Portfolio Manager of Pembridge Value Opportunity Fund from June 2004 to September 2007. Mr. Brog was a Managing Director of The Edward Andrews Group Inc., a boutique investment bank from 1996 to 2007. From 1989 to 1995, Mr. Brog was a corporate finance and mergers and acquisitions associate of the law firm Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Brog received a J.D. from Fordham University School of Law in 1989 and a B.A. from Tufts University in 1986. Mr. Brog is a Director of Eco-Bat Technologies Limited. The Board believes that Mr. Brog’s legal, investment banking experience and value investment experience are extremely valuable to the Company in sourcing, negotiating and executing an acquisition and position him well to serve as Chairman of the Board.

Gregory Bylinsky, age 43, has served as a director of the Company since June 5, 2009. Mr. Bylinsky has been a Portfolio Manager, Managing Director and Managing Partner of Bandera Partners LLC, a value-oriented hedge fund manager, and Bandera Partners Management LLC, an affiliate general partner entity, since August 2006. From March 2000 to July 2006, Mr. Bylinsky was a Managing Director and Portfolio Manager of Lime Capital Management, LLC, a hedge fund manager focused on value and special situation investments. Mr. Bylinsky was a Managing Director at Tower Research Capital LLC from March 1998 to March 2000. From August 1994 to March 1998 Mr. Bylinsky was a litigation attorney at Kaye Scholer LLP. Mr. Bylinsky received a B.A. from Yale College in 1988 and a J.D. from Harvard Law School in 1994. The Board believes that Mr.Bylinsky’s legal experience and experience in value and special situation investments are valuable to the Company in reviewing potential acquisition candidates and completing an acquisition.

Jefferson Gramm, age 34, has served as a director of the Company since June 5, 2009. Mr. Gramm has been a Portfolio Manager, Managing Director and Managing Partner of Bandera Partners LLC, a value-oriented hedge fund manager, and Bandera Partners Management LLC, an affiliate general partner entity, since August 2006. From October 2004 to July 2006, Mr. Gramm was a Managing Director of Arklow Capital, LLC, a hedge fund manager focused on distressed and value investments. He was previously with Mellon HBV from June 2002 through September 2004, most recently serving as a Senior Research Analyst. Mr. Gramm received an MBA from Columbia University in 2003 and a B.A from the University of Chicago in 1996. Mr. Gramm’s experience in distressed and value investments are of great value to the Company in reviewing acquisition targets and negotiating and completing an acquisition.

Jeffrey A. Hammer, age 47, has served as a director since August 11, 2008. Mr. Hammer is currently a Managing Director and Co-Head of the Secondary Advisory business at Houlihan Lokey Howard & Zukin. Mr. Hammer joined Houlihan Lokey in March 2009 from Bear Stearns & Co, where he was a Senior Managing Director from June 2004 through December 2008. During this time, Mr. Hammer served as the Global Head of Origination for the Private Funds Group from June 2007 through December 2009 and the Co-Head of the private equity fund-of-funds and secondary investing unit, Private Equity Advisors, from June 2004 to June 2007. From April 1999 to May 2004, Mr. Hammer was a Managing Director and Co-Founder of BDC Financial, a Boston-based specialist private equity manager. During the six-year period prior to BDC’s formation in 1999, Mr. Hammer founded two investment management firms, one backed by AEW Capital Management and the AT&T Master Pension Trust and the other backed by Nomura Securities. Mr. Hammer previously served as a senior executive of a leading online provider of SEC-filed corporate financial information. Earlier in his career, Mr. Hammer held positions in investment banking at Morgan Stanley & Co. Inc. in New York and Goldman Sachs & Co. in New York and London. Mr. Hammer received an MBA from Harvard University and an AB from Princeton University. Mr. Hammer is a NASD-licensed Series 7 General Securities Representative, a Series 24 General Securities Principal a Series 63 State Representative and a Series 79 Limited Investment Banking Representative. Mr. Hammer has substantial experience in sourcing and executing acquisitions, which the Board believes is essential to enable the Company to carry out its acquisition strategy. Mr. Hammer’s experience positions him well to serve as a director and to fill the critical role of Audit Committee “financial expert”.

Edward Ramsden, age 38, is a new nominee for election to the Board in his capacity as the Managing Partner and Portfolio Manager of Caburn Capital. He has held these positions with Caburn Capital since its formation in July 2003. Mr. Ramsden was a guest lecturer at Columbia University Graduate School of Business from 2004 to 2008. Prior to founding Caburn Capital, Mr. Ramsden was a management consultant in the Strategy group at Cap Gemini Ernst & Young from 1997 until 2001 and an auditor with Ernst & Young from 1993 until 1997, both in London. Mr. Ramsden is a Member of the Institute of Chartered Accountants in England & Wales and a Member of the Institute of Directors. He received an M.B.A. from Columbia University in 2003 and a B.S. in Mathematics from Bristol University in 1992. Mr. Ramsden's auditing experience at Ernst & Young will be of value to the Company and enable him to serve on the Audit Committee. Additionally, the Board believes that Mr. Ramsden's experience in value and special situation investments will be valuable to the Company in reviewing potential acquisition candidates and completing an acquisition.

Jeffrey S. Wald, age 36, has been a consultant to the Company since December 2008, advising the Company on a day to day basis regarding sourcing and executing potential acquisitions. Mr. Wald was instrumental in advising the Company's investment in Highbury Financial Inc. From May 2008 to December 20008, Mr. Wald was a Managing Director at Barington Capital Group, L.P. an activist hedge fund manager, where he initiated new investments and managed Barington's portfolio of investments. From March 2007 through May 2008 Mr. Wald was the Chief Operating Officer and Chief Financial Officer of Spinback, Inc., an internet commerce company he co-founded. From January 2003 to March 2007, Mr. Wald was a Vice President at The GlenRock Group, a private equity firm which invests in undervalued, middle market companies as well as emerging and early stage companies. Earlier in his career, Mr. Wald held positions in the mergers and acquisitions department at J.P. Morgan Chase & Co.. Mr. Wald received an MBA from Harvard University and an M.S and B.S. from Cornell University. Mr. Wald is a director of Register.com L.P., a private company which specializes in domain registration, website and business web hosting. The Board believes that Mr. Wald's substantial experience in the area of principal investing will be an asset to the Company.

Nomination Agreement with Bandera

Messrs. Bylinsky and Gramm were nominated as directors pursuant to the Nomination Agreement, dated May 14, 2009, among the Company, Bandera Partners LLC, Bandera Master Fund L.P., Bandera Partners Management LLC and Messrs. Bylinsky and Gramm (collectively, “Bandera”). The Agreement was negotiated in response to a letter submitted on behalf of Bandera notifying the Company that Bandera Master Fund L.P. intended to nominate three persons for election at the 2009 Annual Meeting. Such nominations were withdrawn by Bandera. Pursuant to the agreement, the Company agreed to nominate Messrs. Bylinsky and Gramm (the “Bandera Directors”) for election to the Board at the 2009 annual meeting of stockholders, to serve until the 2010 annual meeting of stockholders. The Agreement also provides that one of the Bandera Directors will serve on the Board’s nominating and corporate governance and strategic committees. If Bandera’s beneficial ownership of the Company’s shares drops below 16%, one of the Bandera Directors must offer their resignation. If Bandera’s beneficial ownership drops below 10% or Bandera sells more than 25% of the shares it owned as of the date of the agreement, both of the Bandera Directors must offer their resignation.

While any Bandera Director remains on the Board, Bandera must vote its securities of the Company in the manner recommended by a majority of the Board.

During the term of the Agreement, Bandera may not engage in certain actions with respect to the Company, including acquiring additional securities, soliciting proxies, forming a “group”, depositing its shares in a voting trust, calling any stockholder meeting. The Agreement terminates on November 10, 2010, unless earlier terminated in accordance with its terms.

The foregoing is only a summary of the Agreement, and is qualified in its entirety by the full Agreement, which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 15, 2009.

Majority Independence of Board

The Company’s Bylaws require that a majority of the Company’s directors meet the requirements for independence set forth under applicable securities laws, including the Exchange Act, applicable rules and regulations of the SEC and applicable rules and regulations of Nasdaq, subject to certain hardship exceptions. Each of Messrs. Bathgate, Bylinsky, Gramm and Hammer is independent under the Nasdaq listing standards and applicable SEC laws, rules and regulations, constituting a majority of the Board. On May 27, 2010, the Nominating Committee of the Board determined that Mr. Brog is no longer independent under the Nasdaq listing standards and applicable SEC laws, rules and regulations. Mr. Ramsden, a new nominee for election, is independent under the Nasdaq listing standards and applicable SEC laws, rules and regulations. Mr. Wald, another new nominee for election, is not independent because he is a consultant to the Company. (See “Director Compensation — Consulting Agreement with Jeffrey S. Wald” below). A majority of the Board will continue to be independent from and after the annual meeting.

Board Leadership Structure and Risk Oversight

Due to the size of the Company, the Board believes it is not necessary to separate the roles of Chairman and Chief Executive Officer of the Company. However, the Company currently separates these roles. Timothy Brog serves as Chairman of the Board, while William Neil serves as Chief Financial Officer and Acting Chief Executive Officer of the Company. The Board believes the separation of these roles enables effective oversight of management and provides checks and balances with respect to the decision making process at the Company.

The Board, in conjunction with the Company’s officers, is responsible for considering, identifying and managing material risks to the Company. The audit committee plays a critical role in evaluating and managing internal controls, financial risk exposure and monitoring the activities of the Company’s independent registered public accounting firm. The entire Board also receives updates at each Board meeting regarding any material risks from the Company’s management.

Board Committees and Meetings

During the fiscal year ended January 31, 2010, the Board held 15 meetings. Mr. Brog currently serves as Chairman of the Board. The Board has a Strategic Committee, an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Copies of the charters for the Audit, Compensation and Nominating and Corporate Governance Committees can be found on our website, www.peerless.com on the For Investors page, under the Corporate Governance link. During the fiscal year ended January 31, 2010, each director attended 75% or more of the aggregate meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member, respectively. Each of the directors attended the 2009 annual meeting of stockholders. The Board’s policy is that each director will make every effort to attend the annual stockholders’ meeting, subject to his business and personal obligations.

Strategic Committee.  The Board of Directors has a Strategic Committee consisting of all of the directors. Since the sale of substantially all of the Company's assets in April 2008, the Company has shifted its focus from its historical business and to pursuing transactions that would enhance stockholder value. The Strategic Committee meets once a week with a mergers and acquisitions consultant retained by the Company to advise on the strategic process. The committee determines the Company's acquisition strategy, recommends and investigates acquisition candidates, discusses market trends, reviews potential transactions and receives status updates on negotiations with potential acquisition candidates. Notwithstanding the significant amount of time that members of the Board spend on this committee, directors do not receive additional compensation for serving on this committee. During the fiscal year ended January 31, 2010, the committee held 40 meetings.

Audit Committee.  From February 1, 2009 until June, 4, 2009, the Audit Committee consisted of Timothy Brog, Simon James and Steven Pully (Chair). From June 5, 2009 until May 27, 2010, the Audit Committee consisted of Jeffrey Hammer, Steven Bathgate and Timothy Brog (Chair). On May 27, 2010, the Nominating Committee of the Board determined that Mr. Brog is no longer independent under the Nasdaq listing standards and applicable SEC laws, rules and regulations and Mr. Brog resigned from the committee accordingly. Since such date, the committee consists of Messrs Hammer and Bathgate. The Board expects to appoint Mr. Ramsden to the committee upon his election to the Board. Each of the current and prior members of the committee has otherwise met the independence and other requirements of the applicable Nasdaq listing standards, SEC rules and our Bylaws for the applicable period served on the committee. Mr. Hammer meets the definition of an audit committee financial expert, as set forth in Item 407(d)(5) of Regulation S-K and meets the financial sophistication requirements of the Nasdaq listing standards. During the fiscal year ended January 31, 2010, the Audit Committee held five meetings. The Audit Committee operates pursuant to a written charter adopted by the Board in November 2003. In accordance with its current charter, the Committee’s responsibilities currently include direct responsibility for the appointment, compensation, retention and oversight of the work of the independent registered public accountant, as well as:

•	reviewing the independence and quality control procedures of the independent registered public accountant and the experience and qualifications of the independent registered public accountant’s senior personnel;

•	meeting with management and the independent registered public accountant in connection with each annual audit to discuss the scope of the audit, the procedures to be followed in the audit and the staffing of the audit;
•	reviewing and discussing with management and the independent registered public accountant: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent registered public accountant setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements;
•	reviewing and discussing the annual audited financial statements with management and the independent registered public accountant;
•	reviewing with the independent registered public accountant any problems or difficulties the independent registered public accountant may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters;
•	discussing with the independent registered public accountant the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent registered public accountant identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent registered public accountant, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accountant; and (C) all other material written communications between the independent registered public accountant and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent registered public accountant’s engagement letter, independent registered public accountant’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any;
•	discussing with the independent registered public accountant the matters required to be discussed by Statement onAuditing Standards No. 61, “Communication with Audit Committees,” as then in effect;
•	recommending to the Board that the audited financial statements be included in the Company’s Annual Report;
•	discussing with management and the independent registered public accountant the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies;
•	reviewing and approving, if determined, all related party transactions;
•	discussing with management and the independent registered public accountant any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process or accounting policies;
•	discussing with the Company’s General Counsel or outside counsel any legal matters brought to the Audit Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements;

•	discussing with management the Company’s policies with respect to risk assessment and risk management;
•	setting clear hiring policies for employees or former employees of the Company’s independent registered public accountant;
•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;
•	providing the Company with the Audit Committee Report for inclusion in each of the Company’s annual proxy statements; and
•	performing an annual evaluation of the performance of the Committee.

Compensation Committee.  From February 1, 2009 until June 5, 2009, the Compensation Committee consisted of Steven Bathgate, Rimmy Malhotra, Steven Pully and Jeffrey Hammer (Chair). Since June 5, 2009, the Compensation Committee consists of Steven Bathgate, Jefferson Gramm and Jeffrey Hammer (Chair). The responsibilities of the Compensation Committee include oversight, development and administration of the total compensation program for executive officers and other key employees, and oversight of the Company’s incentive and equity plans and other employee benefit plans. The Compensation Committee reviews, establishes and revises all forms of compensation for officers of the Company, and such other employees of the Company as directed by the Board. During the fiscal year ended January 31, 2010, the Compensation Committee did not hold any meetings. Each member of the Compensation Committee is “independent” as required by the applicable Nasdaq listing standards.

Nominating and Corporate Governance Committee.  Since June 5, 2010, the Nominating and Corporate Governance Committee consists of Timothy Brog, Steven Bathgate (Chair), Jeffrey Hammer and Gregory Bylinsky. February 1, 2009 to June 4, 2010, the Nominating and Corporate Governance Committee consisted of Timothy Brog, Jeffrey Hammer and Steven Bathgate (Chair). This Committee develops the policy on the size of the Board, reviews potential candidates for Board membership and nominates persons to serve on the Board. It is also charged with developing and recommending appropriate corporate governance standards and evaluating the effectiveness of the Board. During fiscal 2010, the Nominating and Corporate Governance Committee held two meetings. Each member of the Nominating and Corporate Governance Committee is “independent” as required by the applicable Nasdaq listing standards, other than Mr. Brog. On May 27, 2010, the Nominating and Corporate Governance Committee determined that Mr. Brog is no longer independent under the Nasdaq listing standards and applicable SEC laws, rules and regulations. Nasdaq Rule 5605(e)(3) permits one non-independent director to serve on the committee for a period of up to two years if the Board has determined that it is in the best interests of the Company and its stockholders. The Board has determined that it is in the best interests of the Company and its stockholders for Mr. Brog to serve on the committee due to his legal background, extensive contacts and longtime experience with the Company.

The Committee will consider as potential director nominee candidates recommended by various sources, including the Chief Executive Officer, any member of the Board or any qualifying stockholder of the Company, as discussed below. The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating and Corporate Governance Committee’s criteria for Board service are re-nominated. The Committee then, as and to the extent it deems advisable, seeks to identify potential director nominees to fill any vacancies. The Nominating and Corporate Governance Committee may seek input from members of the Board and senior management in connection with this search as well as hire a search firm if deemed appropriate by the Nominating and Corporate Governance Committee. Potential director nominees will be initially reviewed by the Chairman of the Nominating and Corporate Governance Committee, or in the Chairman’s absence, any member of the Nominating and Corporate Governance Committee delegated to initially review director candidates. The reviewing Nominating and Corporate Governance Committee member will then make an initial determination in his or her own independent business judgment as to the qualification and fit of such director candidate(s) based on the criteria set forth below. If the reviewing Nominating and Corporate Governance Committee member determines that it is appropriate to proceed, the Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee will interview the prospective director candidate(s) (the full Nominating and Corporate Governance Committee may, in its discretion, conduct interviews as schedules permit).

There are no specific minimum qualifications for persons nominated to the Board; however, as stated in the Company’s corporate governance guidelines, the factors to be considered in nominating candidates for Board membership include, but are not limited to:

•	the candidate’s ability and willingness to commit adequate time to Board and committee matters;
•	the fit of the candidate’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company;
•	the candidate’s personal and professional integrity, ethics and values;
•	the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	the candidate’s experience in the Company’s industry and with relevant social policy concerns;
•	the candidate’s experience as a board member of another publicly held company;
•	whether the candidate would be “independent” under applicable standards;
•	whether the candidate has practical and mature business judgment; and
•	the candidate’s academic expertise in an area of the Company’s operations.

The Company’s Bylaws set forth certain requirements for stockholders wishing to nominate director candidates directly for consideration by the stockholders. See “Voting Rights and Outstanding Shares — Procedures for Stockholder Nominations” above.

Stockholder Communications with the Board

Stockholders may communicate with our Board members by written mail addressed to the Chairman of the Board, care of the Chief Financial Officer and Acting Chief Executive Officer, Peerless Systems Corporation, 2361 Rosecrans Avenue, Suite 440, El Segundo, CA 90245. Stockholders are encouraged to include proof of ownership of the Company’s stock in such communications. The Chief Financial Officer and Acting Chief Executive Officer will forward all communications to the Chairman of the Board.

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to our non-employee directors for their services in fiscal 2010.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Timothy E. Brog	302,525	(2)	131,500	106,200	(6)	540,225
Steven M. Bathgate	74,774		19,500	28,238	(4)(7)	122,512
Jeffrey A. Hammer	82,774		19,500	19,500	(4)	121,774
Gregory Bylinsky	35,921		58,500	—		94,421
Jefferson Gramm	35,921		58,500	—		94,421
Simon P. James(3)	57,305		—	23,700	(5)	81,005
R. Rimmy Malhotra(3)	59,329		—	23,700	(5)	83,029
Steven J. Pully(3)	62,280		—	23,700	(5)	85,980

(1)	The amounts reflects the fair value of such stock options awards as of the applicable grant date, computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant. See Note 6 to the Company's audited financial statements for the fiscal year ended January 31, 2010, included in the Company's 2010 Annual Report on Form 10-K, for a discussion of the relevant assumptions used in calculating grant date fair value.
(2)	Includes a bonus of $200,000 paid on September 16, 2009 for his efforts with respect to certain specific functions performed for the Company. Excludes a bonus of $340,000 paid on April 27, 2010 with respect to his efforts relating to the Company’s investment in Highbury Financial, Inc.
(3)	Messrs. James, Malhotra and Pully did not stand for election as directors at the Company’s 2009 annual meeting of stockholders. Their terms ended on June 5, 2009. Compensation for each such person includes $25,000 and 10,000 shares of common stock granted pursuant to the consulting agreements, dated August 6, 2009, described below.
(4)	Represents value of restricted shares of common stock granted to such director.
(5)	Represents value of common stock granted to such former directors pursuant to the consulting agreements, dated August 6, 2009, described below.
(6)	Represents the value of 20,000 restricted shares of common stock granted on June 5, 2009 and 30,000 shares of common stock granted on September 15, 2009. Includes 10,000 shares of restricted common stock issued to Mr. Brog which should have been issued on the date of the 2008 annual meeting of stockholders.
(7)	Includes 4,481 shares of restricted common stock issued to Mr. Bathgate which should have been issued on the date of the 2008 annual meeting of stockholders.

Each non-employee director of the Company receives a $35,000 yearly retainer, $2,000 for each in-person Board meeting attended, $1,000 for each telephonic Board meeting attended, up to $2,000 for travel to attend a meeting, and $1,000 for each in-person committee meeting attended and $500 for each telephonic committee meeting attended. The Chairman of the Board receives an additional yearly retainer of $15,000. The Chairman of the Audit Committee and members of the Audit Committee each receive additional yearly retainers of $10,000 and $5,000, respectively, for their committee service. The Chairman of the Compensation Committee and Chairman of the Nominating and Corporate Governance Committee each receive yearly retainers of $5,000 for their committee service. From time to time, the Board may grant bonuses to its members for specific functions and responsibilities that fall outside the traditional responsibilities of a director.

All directors are reimbursed for expenses incurred in connection with service on the Board and committees. Following the termination of their service with the Company, the Company entered into consulting agreements, dated August 6, 2009, with each of Messrs. James, Malhotra and Pully. Pursuant to these agreements, each of these directors agreed to provide consulting services to the Company for a one year period and received $25,000 in cash and 10,000 shares of common stock.

Pursuant to our 2005 Plan, each non-employee director automatically receives options to purchase 30,000 shares of our Common Stock in connection with his initial election to the Board and automatically receives options to purchase 10,000 shares of our Common Stock on the date of each annual stockholder meeting at which he is re-elected. Options for non-employee directors generally vest at a rate of 25% on the first anniversary of the date of grant and 1/36th of the shares subject to the option vest each month thereafter for the following three years at an exercise price equal to fair market value on the date of grant. Each director automatically receives 10,000 restricted shares of our Common Stock on the date of each annual stockholder meeting at which he is re-elected in addition to the automatic grant of options to purchase 10,000 shares of our Common Stock. On June 5, 2009, the date of our 2009 annual meeting, each of Messrs Brog, Bathgate and Hammer were granted options to purchase 10,000 shares of Common Stock with an exercise price of $1.95 per share and 10,000, 14,481 and 10,000 restricted shares of Common Stock. Messrs. Brog and Bathgate were also issued 10,000 and 4,481 restricted shares of Common Stock, respectively, which should have been issued on the date of the 2008 annual meeting of stockholders. On the same date, Messrs. Bylinsky and Gramm were granted options to purchase 30,000 shares of Common Stock, with an exercise price of $1.95 per share. Mr. Brog was also granted options to purchase 50,000 shares of Common Stock with an exercise price of $2.24 on September 15, 2009.

Consulting Agreement with Jeffrey S. Wald

The Company is party to a Consulting Agreement, dated December 1, 2008, with Jeffrey S. Wald, a nominee for director. The Agreement provides that Mr. Wald will work for the Company perform such duties including (i) development of the Company’s business plans, modeling and financial analysis of investment opportunities, (ii) development and maintenance of the Company’s pipeline of potential investments, (iii) assessment of the financial and strategic condition of the individual targets pursued, (iv) oversight of third party consultants, if any, hired in connection with potential transactions, (v) oversight of deal discussions and negotiations and (vi) status reports to the Board. Mr. Wald’s consulting fee is $14,000 per month and he is entitled to reimbursement of expenses. Mr. Wald is required to keep the Company’s information confidential. The agreement may be terminated by either party upon 30 days’ notice to the other party. Pursuant to this Agreement, Mr. Wald received $28,000 in fees in fiscal year 2009, $210,000 in fees (including a prepayment of $52,000 for fiscal 2011) and a bonus of $30,000 in fiscal year 2010 and $14,000 in fees and a $170,000 bonus between January 31 2010 and May 31, 2010.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Messrs. Bathgate, Gramm and Hammer (Chair). From January 1, 2009 until June 5, 2009, the Committee consisted of Steven Bathgate, Rimmy Malhotra, Steven Pully and Jeffrey Hammer (Chair). No person who was a member of the Compensation Committee during fiscal 2010 served as one of the Company’s officers or employees while he was on the committee. None of the executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or Compensation Committee.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2011, and the Board has directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has been engaged as our independent registered public accounting firm since September 1999. Representatives of Ernst & Young LLP are expected to be present by telephone at the Annual Meeting and will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The fees billed by Ernst & Young LLP, our independent registered public accountants during or with respect to the fiscal years ended January 31, 2010 and January 31, 2009 were as follows:

Audit Fees.  The aggregate fees billed for professional services rendered totaled approximately $175,000 in 2010 and approximately $246,000 in 2009, including fees associated with the annual audit, the reviews of documents filed with the SEC, and the reviews of the Company’s quarterly reports on Form 10-Q.

Audit-Related Fees.  The aggregate fees billed for services rendered for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements totaled approximately $0 in 2010 and approximately $27,000 in 2009. Audit-related services principally include accounting consultations and advisory services related to corporate governance and the Sarbanes-Oxley Act.

Tax Fees.  The aggregate fees billed for tax compliance, tax advice and tax planning were approximately $138,000 in 2010 and $162,000 in 2009.

All Other Fees.  No other fees were paid to the Company’s independent registered public accountants in fiscal 2010 or 2009.

The Audit Committee has reviewed the non-audit services provided by Ernst & Young LLP and determined that the provisions of these services during fiscal years 2010 and 2009 are compatible with maintaining Ernst & Young LLP’s independence.

Pre-Approval Policy.  The Audit Committee has a pre-approval policy. Pre-approval is generally effective for up to one year, and any pre-approval is detailed as to type of services to be provided by the independent registered public accounting firm and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the registered public accounting firm.

During fiscal 2009 and 2010, each new engagement of Ernst & Young LLP was approved in advance by our Audit Committee, and none of those engagements made use of the de minims exception to pre-approval contained in the SEC’s rules.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Report of the Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Board of Directors issued the following report for inclusion in the Company’s proxy statement in connection with the Annual Meeting.

Management is responsible for the preparation of the Company’s financial statements and financial reporting process, including its system and internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the auditing standards generally accepted in the United States and expressing an opinion on whether the Company’s financial statements present fairly, in all material respects, the Company’s financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities:

1. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2010 with Peerless’ management and with Peerless’ independent registered public accounting firm, Ernst & Young LLP.

2. The Audit Committee has obtained from management their representation that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

3. The Audit Committee has discussed with Ernst & Young LLP those matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board.

4. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Public Company Accounting Oversight Board Rule 3526 “Communication with Audit Committees Concerning Independence”, and has reviewed and discussed with Ernst & Young LLP its independence.

5. Based upon the review and the discussions referenced in paragraphs 1 through 4 above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended January 31, 2010 be included or incorporated by reference in the Annual Report on Form 10-K for that year for filing with the SEC.

6. In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company’s financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s auditors are independent.

7. The Audit Committee also has recommended, and the Board also has approved, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2011.

AUDIT COMMITTEE

Timothy E. Brog, Chairman*
Steven M. Bathgate
Jeffrey A. Hammer

*Mr. Brog was a member of the Audit Committee until May 27, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our Common Stock as of May 19, 2010 by: (i) each director and director nominee; (ii) each of the Named Executive Officers (as defined in the Summary Compensation Table below); (iii) all executive officers, directors and director nominees of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of the outstanding Common Stock.

Name and Address of Beneficial Owner	Shares of Common Stock	Right to Acquire Beneficial Ownership Within 60 Days	Total	Percent of Total
Directors, Nominees and Named Executive Officers
Steven M. Bathgate(1)(3)	437,481	20,106	457,587	2.9%
Timothy E. Brog(3)	203,700	109,988	313,688	1.9%
Gregory Bylinsky(2)	3,599,320	16,250	3,615,570	22.5%
Edward M. Gaughan	—	123,500	123,500	*
Jefferson Gramm(2)	3,599,320	16,250	3,615,570	22.5%
Jeffrey A. Hammer(3)	20,000	17,083	37,083	*
William R. Neil	—	256,550	256,550	1.6%
Edward Ramsden(4)	323,672	—	323,672	2.0%
Jeffrey S. Wald(5)	—	—	—	*
All directors, nominees and executive officers as a group (9 persons)(1)-(5)	4,584,173	543,477	5,127,650	31.0%
5% Beneficial Holders
Bandera Partners(2) 26 Broadway, Suite 1607 New York, New York 10004	3,599,320	16,250	3,615,570	22.5%
Renaissance Technologies, LLC(6) 800 Third Avenue New York, NY 10022	880,700	—	880,700	5.5%

*	Represents beneficial ownership of less than 1%.

This table is based upon information supplied to the Company by officers, directors and Schedules 13D and 13G and Forms 3, 4 and 5 if any, filed by principal stockholders with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 16,019,496 shares of Common Stock outstanding on May 19, 2010, adjusted as required by rules promulgated by the SEC. Under Rule 13d-3 of the Exchange Act, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). In addition, under Rule 13d-3(d)(1) of the Exchange Act, shares which the person (or group) has the right to acquire within 60 days after May 19, 2010, are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership of voting power with respect to the number of shares of Common Stock actually outstanding at May 19, 2010. The address of each of our nominees and executive officers is 2361 Rosecrans Avenue, Suite 440, El Segundo, CA 90245.

(1)	Includes 300,000 shares held by Mr. Bathgate’s wife, 40,000 shares held by Bathgate Family Partnership Ltd., and 43,000 shares held by Mr. Bathgate’s adult children residing with him. Mr. Bathgate disclaims beneficial ownership of these shares.
(2)	Based on a Schedule 13D filed by Bandera Partners on May 5, 2009, Bandera Master Fund L.P. owns 3,599,320 shares of common stock. Bandera Partners, the investment manager of Bandera Master Fund and Gregory Bylinsky and Jefferson Gramm, Managing Partners, Managing Directors and Portfolio Managers of Bandera Partners, may be deemed to beneficially own such shares. Includes 8,125 options to acquire common stock granted to each of Messrs. Gramm and Bylinsky which vest within 60 days of May 19, 2010.
(3)	Includes 20,000, 14,481 and 10,000 shares of restricted common stock for Messrs. Brog, Bathgate and Hammer, respectively.
(4)	Mr. Ramsden is a nominee for election at the 2010 annual meeting of stockholders. Shares are owned by funds and accounts for which Caburn Management LP serves as investment manager, with dispositive and, in some cases, voting authority over the shares. Mr. Ramsden may be deemed to control Caburn Management LP and thus may be deemed to have indirect beneficial ownership of such shares. Mr. Ramsden disclaims beneficial ownership of such shares.
(5)	Mr. Wald is a nominee for election at the 2010 annual meeting of stockholders.
(6)	Based upon a Schedule 13G/A filed on February 12, 2010, Renaissance Technologies, LLC and James Simons report that they own 880,700 shares.

EXECUTIVE OFFICERS

The following sets forth information with respect to the Company’s executive officers as of the Record Date.

Name	Age	Position
William R. Neil	60	Chief Financial Officer and Acting Chief Executive Officer
Edward M. Gaughan	41	President

No officer has any arrangement or understanding with any other person(s) pursuant to which he was selected as an officer. The biographies below contain the term that each executive officer has served in such capacity.

William R. Neil has served as our Chief Financial Officer since June 2008 and was appointed Acting Chief Executive Officer September 2008. From June 2006 to June 2008, Mr. Neil served as an advisor to the Company’s Vice President of Finance and to the President. Prior to serving as advisor, Mr. Neil was the Vice President of Finance and Chief Financial Officer of the Company from August 2000 to June 2006 and assumed the office of Secretary from June 2004 through June 2005. In this capacity, he oversaw and directed all financial planning, reporting, accounting and audit activities. He also managed the Contract Manufacturing, Information Technology and Human Resources departments. From February 1998 to July 2000, Mr. Neil served as our Corporate Controller. From September 1996 through July 1997, Mr. Neil served as Vice President and Chief Financial Officer for Interactive Medical Technologies, Ltd., a provider of non-radioactive diagnostic products and laboratory analysis for studying the effects of experimental drugs and surgical procedures on regional blood flow. Prior to that time, he served as Senior Vice President and Chief Financial Officer for Perceptronics, Inc., a developer of training and simulation devices, artificial intelligence command and control programs for the Department of Defense, and Vice President and Chief Financial Officer for Clifford Electronics, Inc., a manufacturer and distributor of auto alarm systems. Mr. Neil obtained his certification as a public accountant in the State of California during his tenure at Arthur Andersen & Co. Mr. Neil received a B.S. from California State University, Northridge. The Board believes that Mr. Neil’s long history with the Company and extensive financial experience position him well to serve as Chief Financial Officer and Interim Chief Executive Officer of the Company.

Edward M. Gaughan has served as our President since December 2008. Prior to December 2008 Mr. Gaughan served Vice President of Sales and Marketing since August 2005, and has been Vice President, Sales & Special Assistant to the CEO since June 2004. Between June 2002 and May 2004, Mr. Gaughan was Co-Founder and Vice President of Impact Marketing, Inc., a consulting company for channel program development and business development. He was responsible for providing sales, marketing and new business development strategies to office solutions providers. Also, beginning in June 2002, Mr. Gaughan provided consulting services to the Company as an independent contractor, assisting with product and corporate positioning, collateral and sales tool development and delivery of Web-based training. From December 2000 to May 2002, he served as Vice President of Sales and Business Development at T/R Systems, Inc., a Nasdaq listed company that develops solutions for the management and production of digital documents. There, he managed and developed OEM account managers and the field sales team, including product positioning and implementing strategies to generate new business. From January 1994 until December 2000, he worked for Electronics for Imaging, Inc., a Nasdaq digital imaging and print management company, most recently serving as Director of Sales and Product Marketing. The Board believes that Mr. Gaughan’s extensive sale experience and client relationships are valuable to the Company.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the following officers (the “Named Executive Officers”) for the fiscal year ended January 31, 2010.

Name and Principal Position		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
William R. Neil Chief Financial Officer and Acting Chief Executive Officer	2010	225,000	30,000	—	—	—	—	14,856	269,856
	2009	117,404	—	—	—	—	—	9,815	127,219

Edward M. Gaughan President and Vice President, Sales	2010	200,000	104,315	—	—	—	—	13,189	317,504
	2009	200,000	105,000	—	19,649	—	—	85,596	410,245

(1)	Certain of the Company's executive officers receive personal benefits in addition to salary and cash bonuses, including, but not limited to, accrued health insurance, non-qualified stock option exercise, and paid vacation.

The amount shown in column (i) for “All Other Compensation” in the above table consists of the following:

	Year	Mr. Neil	Mr. Gaughan
Employer 401K Contribution	2010	2,000	2,000
	2009	—	—
Commissions	2010	—	26,815
	2009	—	85,596
Paid Vacation	2010	—	—
	2009	—	—
Commuting Expense	2010	12,856	—
	2009	9,815	—
Total	2010	14,856	28,815
	2009	9,815	85,596

Narrative to Summary Compensation Table

Employment Agreements

Employment Agreement with William R. Neil

William Neil became the Company’s Chief Financial Officer effective July 12, 2008. The parties entered into an employment agreement, dated as of May 21, 2009, which Mr. Neil receives an annual salary of $250,000. In addition, Mr. Neil is eligible to receive retention bonuses of a maximum aggregate amount of $20,000 through February 1, 2011. Mr. Neil is also entitled to participate in the Company’s medical insurance, retirement and other benefit plans and will receive severance payments, including a lump sum payment of $25,000 and monthly consulting payments of $2,100 for 36 months, under certain circumstances upon termination of his employment with the Company. Beginning on January 24, 2010, Mr. Neil reduced his schedule to 3 days per week and receives 60% of his annual salary.

Employment Agreements with Edward M. Gaughan

On May 11, 2010, the Company amended and restated its employment agreement with Mr. Gaughan, its President and Vice President/Head of Sales. Pursuant to the amendment, Mr. Gaughan receives a salary of $200,000 per year and is entitled to participate in the Company’s medical insurance, retirement and other benefit plans. He is also entitled to receive retention bonuses of $40,000 and $100,000 if he is an employee in good standing on May 31, 2010 and July 15, 2010, respectively. Mr. Gaughan’s employment is at will, provided that if the Company terminates him without Cause (as defined in the Agreement) prior to the payment of the retention payments, the Company is required to make such payments to him. The $100,000 payment is conditioned upon Mr. Gaughan’s execution and delivery of a release to the Company. Mr. Gaughan is also entitled to a $40,000 bonus if he meets a performance targets with respect to a new customer agreement, as well as 20% of the net payment to the Company pursuant to the customer agreement in excess of the performance target.

The Company was previously party to an employment agreement, dated December 10, 2008, with Mr. Gaughan. Pursuant to the agreement, Mr. Gaughan received an annual salary of $200,000 and is entitled to participate in the Company’s medical insurance, retirement and other benefit plans and was entitled to receive severance payments, including a lump sum payment equal to nine months base salary, under certain circumstances upon termination of his employment with the Company. Mr. Gaughan was entitled to retention bonuses of $17,500, $10,000, $25,000 and $40,000 if he remained an employee of the Company in good standing as of January 31, 2009, March 31, 2009 August 31, 2009 and May 31, 2010, respectively. All of such bonuses were paid on the applicable dates. The agreement also provided for a performance achievement bonus of $25,000 on August 31, 2009 if Mr. Gaughan was an employee in good standing and revenue from operations for the six months ending January 31, 2009 exceeded $4.5 million, and another performance achievement bonus of $12,500 upon the Company’s receipt of $2 million in escrowed funds from the KMC transaction. These performance achievement bonuses were paid on August 31, 2009 and June 15, 2009, respectively.

Finally, if Mr. Gaughan remained employed by the Company in good standing, he was entitled to receive incentive compensation of (i) $0.0065 per dollar of revenue actually received by Company if the Company achieved revenue of $6.65 million or greater in the first six months of fiscal year 2009, (ii) $0.007 per dollar of revenue actually received by Company, if Company achieved revenue of $3.85 million or greater in the second six months of fiscal year 2009, and (iii) incentive compensation of 5% and 10% of all amounts actually received by the Company on new business revenue (less costs) generated by Mr. Gaughan from a new division of an existing customer and new business revenue, respectively. Mr. Gaughan did not receive any such incentive compensation as the revenue targets were not met.

Indemnification Agreements

In addition, the Company has entered into indemnification agreements with its executive officers that may require the Company to indemnify such officers against liabilities that may arise by reason of the officers’ status or service.

Employee Benefit Plans

The purpose of the 2005 Plan is to provide additional incentive for directors, key employees and consultants to further the growth, development and financial success of the Company and its subsidiaries by personally benefiting through the ownership of the Company's Common Stock, or other rights which recognize such growth, development and financial success. The 2005 Plan is administered by the Compensation Committee. The 2005 Plan provides that the administrator may grant or issue stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. Awards granted under the 2005 Plan generally may not be transferred other than by will or the laws of descent and distribution or, subject to the consent of the administrator of the 2005 Plan, pursuant to a domestic relations order. The applicable award agreement will contain the period during which the right to exercise the award in whole or in part vests. At any time after the grant of an award, the administrator may accelerate the period during which the award vests. Generally, an option may only be exercised while the grantee remains our employee, director or consultant or for a specified period of time following the participant's termination of employment, directorship or the consulting relationship. During the year ended January 31, 2010, 36,750 shares were issued upon the exercise of options by employees or consultants and 155,000 options to acquire common stock were granted to employees and directors.

Risks Arising from Employee Compensation Policies

The Company does not believe that there are any material risks arising from the Company’s compensation policies and practices for its employees.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity-based awards held by each of the Named Executive Officers as of January 31, 2010.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
William R. Neil	100,000	—	—	1.625	8/4/2010
	3,750	—	—	1.344	8/22/2010
	57,800	—	—	0.60	4/11/2011
	20,000	—	—	1.22	3/20/2012
	75,000	—	—	1.33	9/30/2014
Edward M. Gaughan	86,000	—	—	1.28	6/1/2014
	7,500	7,500	7,500	2.43	2/12/2017
	17,500	17,500	17,500	2.34	4/9/2017

Option Exercises and Stock Vested

There were no exercises of stock options or stock awards vested for the Company’s Named Executive Officers during fiscal 2010.

Potential Payments Upon Termination Or Change In Control

The potential payments upon termination or change in control are governed by the Named Executive Officers' employment agreements. The 2005 Plan generally provides that awards are exercisable only while the holder is an employee, consultant or independent director, provided however that the Compensation Committee, in its sole discretion, may provide for the award to be exercisable for a period of time following termination. Until May 11, 2010, the Company was party to a change in control severance agreement with Mr. Gaughan, described below.

Potential Payments for Mr. Gaughan

Under his amended and restated employment agreement, dated May 11, 2010, Mr. Gaughan is entitled to a payment of $140,000 if he is terminated without Cause (as defined in his employment agreement) on or before July 15, 2010. From and after July 15, 2010, Mr. Gaughan’s employment is at will and he is not entitled to any payments upon termination or change in control.

The Company was party to a change in control severance agreement with Mr. Gaughan which terminated in connection with the amendment of Mr. Gaughan’s employment contract on May 11, 2010. The change in control severance agreement provided Mr. Gaughan (the “executive”) with enhanced benefits in the case of a change in control if: (i) the executive was terminated within 18 months following the change in control, other than for “cause” (as defined), or the executive terminated his employment for “good reason” (as defined) within 18 months following the change in control or (ii) such change in control was consummated (A) with a party with whom the Company has entered into a non-disclosure agreement for the purpose of consummating a change in control transaction while the executive was employed by the Company and (B) within one (1) year following the termination of the executive’s employment by the Company without “cause” (as defined). Upon such events, the executive was entitled to severance compensation and benefits, including those set forth below.

•	A lump sum payment equal to one times base salary.
•	A lump sum payment equal to one times bonus at expected value.
•	Full vesting of unvested stock options.
•	Continued medical and dental insurance benefits substantially similar to those provided to the executive and his eligible family members for one year.

As used in the change in control severance agreement, “cause” means:

•	willful and continued failure by the executive to perform his duties (other than due to incapacity due to physical or mental illness or disability);
•	willful commission of an act of fraud or dishonesty resulting in economic or financial injury to the Company;
•	conviction of, or entry by the executive of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude;

•	willful breach by the executive of his fiduciary duty to the Company which results in economic or other injury to the Company; or
•	willful and material breach of the executive's confidentiality and non-solicitation covenants.

The Company was required to provide written notice to the executive of its determination that “cause” exists and give the executive an opportunity to cure such cause and to have the matter heard by the Board.

As used in the change in control severance agreement, “good reason” means:

•	the assignment to the executive of any duties materially inconsistent with the executive's position, authority, duties and responsibilities;
•	reduction in the executive's salary or targeted bonus opportunity;
•	relocation of the Company's offices to more than 30 miles from the prior location;
•	the Company's failure to obtain a satisfactory agreement from any successor to assume and agree to perform the agreement; or
•	the Company's failure to cure a material breach of its obligations under the agreement.

Under the change in control severance agreement, a “change in control” means:

•	the acquisition by any person of 50% of more of the combined voting power of the Company's then outstanding securities;
•	a change, during any period of two consecutive years, in a majority or more of the Board, if the new members have not been approved by at least two-thirds of the incumbent Board;
•	the consummation by the Company of a merger, consolidation, reorganization or business combination of the Company, a sale of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity, in each case other than a transaction in which the voting securities of the Company immediately prior thereto continue to represent at least 50% of the combined voting power of the outstanding securities of the surviving entity; or
•	a liquidation or dissolution of the Company.

If any payment or distribution to or for the benefit of the executive (whether paid or payable or distributed or distributable) pursuant to the terms of the agreements or otherwise would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code the payments would have been be reduced to the extent necessary so that no portion of the payments are subject to an excise tax, but only if, by reason of such reduction, the net after-tax benefit to the executive exceeds the net after-tax benefit to the executive if no reduction was made. Pursuant to the 2005 Plan, in the event of a change in control, each outstanding award shall be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refused to assume or substitute for the award, the Committee can cause any or all of such awards to become fully exercisable immediately prior to the consummation of the transaction. If the Committee caused the awards to become fully vested, such awards are exercisable for 15 days from such notice and will terminate upon the expiration of the 15-day period.

The following table shows the potential payments upon termination or a change in control of the Company for the current Named Executive Officers assuming their employment was terminated on January 31, 2010, and assuming that the change in control occurred at January 31, 2010. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time they become eligible for such payments.

Name	Termination With Cause(1) ($)	Termination Without Cause(1)(2) ($)	Change in Control ($)	Death(1) ($)	Disability(1) ($)
William R. Neil	12,842	129,672	129,672	129,672	129,672
Edward M. Gaughan	62,017	227,287	62,017	227,287	62,017

(1)	Excludes the value of vested options and accelerated unvested options as of January 31, 2010, calculated by multiplying the number of underlying vested options and accelerated unvested options by the difference between the exercise price and the closing price of one share of common stock on January 31, 2010 ($2.56).
(2)	Mr. Gaughan’s employment agreement was amended and restated on May 11, 2010. Under the amended agreement, he is entitled to a payment of $140,000 if his employment is terminated without cause prior to July 15, 2010. He is not entitled to any other termination or change in control payment.

Name	Aggregate Vested Value ($)	Aggregate Accelerated Unvested Value (Change in Control) ($)
William R. Neil	327,120	—
Edward M. Gaughan	114,905	119,730

(1)	The table below reflects the estimate of the payments and benefits that each current Named Executive Officer would receive assuming such Named Executive Officer's employment was terminated without “cause” on January 31, 2010. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time they become eligible for such payments.

Name	Base Salary ($)	Bonus ($)	Vacation Payout ($)	Other ($)	Medical Benefits Continuation ($)
William R. Neil	2,596	—	10,943	—	16,230
Edward M. Gaughan(1)	3,846	—	58,171	—	15,270

(1)	Mr. Gaughan’s employment agreement was amended and restated on May 11, 2010. Under the amended agreement, he is entitled to a payment of $140,000 if his employment is terminated without cause prior to July 15, 2010. His change in control agreement was terminated as of such date, and he is not entitled to any other termination or change in control payment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company registered pursuant to Section 12 of the Exchange Act. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The information contained in this paragraph regarding compliance with Section 16(a) is based solely on a review of the copies of such reports filed with the SEC and signed statements provided to the Company by the executive officers, directors and 10% stockholders. The Form 4 filed by Mr. Brog with respect to options received on September 15, 2009 was inadvertently filed on October 2, 2010. The Company otherwise believes that, during the fiscal year ended January 31, 2010, all of the executive officers, directors and 10% stockholders timely complied with all applicable Section 16(a) filing requirements.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics that applies to the Company’s officers, directors and employees. Our Code of Business Conduct and Ethics, as applied to our Chief Executive Officer, senior financial officers, principal accounting officer, controller and other senior financial officers, if any, is intended to comply with the requirements of Section 406 of the Sarbanes-Oxley Act. A copy of our Code of Business Conduct and Ethics is available on the Company’s website at www.peerless.com. In addition, a copy of the Code of Business Conduct and Ethics will be provided without charge upon request to the Company. The Company intends to timely disclose any amendments to or waivers of certain provisions of our Code of Business Conduct and Ethics applicable to our Chief Executive Officer, senior financial officers, principal accounting officer, controller and other senior financial officers, if any, on our website at www.peerless.com within four business days or as otherwise required by the SEC or Nasdaq.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board has adopted a written policy which requires the Audit Committee to review and approve or ratify any transaction (a “related person transaction”) in which the Company was, or is to be, a participant and in which any director, executive officer, nominee for director or beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, or any immediate family member of any such person, has a direct or indirect material interest. The policy requires the following:

•	the Audit Committee shall review any proposed agreement or arrangement relating to a related person transaction or series of related person transactions, and any proposed amendment to any such agreement or arrangement;
•	the Audit Committee shall establish standards for determining whether the transactions covered by such proposed agreement or arrangement, are on terms no less favorable to the Company than could be obtained from an unrelated third party (“fair to the Company”);
•	the Audit Committee shall not pre-approve, and shall make all reasonable efforts (taking into account the cost thereof to the Company) to cancel or cause to be renegotiated, any such agreement or arrangement which is not so determined to be fair to the Company; and
•	the Company shall disclose any related person transactions required to be disclosed by the rules promulgated by the SEC, in the manner so required.

Except as set forth under the director compensation table and the section entitled “Consulting Agreement with Jeffrey S. Wald” under “Director Compensation” above, or otherwise set forth herein, the Company had no related party transactions in an amount exceeding $120,000 since February 1, 2009. The Audit Committee reviews and approves or ratifies all related person transactions in accordance with the procedures set forth above, as the same may be amended from time to time. The Company believes that all related person transactions currently are on terms no less favorable to the Company than could be obtained from an unaffiliated third party.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with the recommendations of the majority of the Board.

STOCKHOLDER PROPOSALS

The rules of the SEC permit stockholders of a company to present proposals for stockholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. Stockholder proposals prepared in accordance with the proxy rules must be received by the Company on or before February 2, 2011, 120 days before the first anniversary of the approximate mailing date of this Proxy Statement. The Company's Bylaws also include procedures to be followed for stockholder proposals, including the nomination of directors.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Securities Exchange Act that might incorporate all or portions of our filings, including this Proxy Statement, with the SEC, in whole or in part, the Audit Committee Report contained in this Proxy Statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act or the Securities Exchange Act. Information on our website, other than our proxy statement and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

AVAILABLE INFORMATION

The Company is required to file annual, quarterly and current reports and other information with the SEC. You can read the Company’s filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may read and copy any document filed with the SEC, or obtain copies of the documents at prescribed rates at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Company’s SEC filings are also available at the office of Nasdaq. For further information on obtaining copies of the Company’s public filings at Nasdaq, you should call (212) 656-5060. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010 filed with the SEC is available without charge upon written request to: Corporate Secretary, Peerless Systems Corporation, 2361 Rosecrans Avenue, Suite 440, El Segundo, California 90245.

By Order of the Board of Directors

William R. Neil
Chief Financial Officer and Acting Chief Executive Officer
June 2, 2010

PLEASE RETURN YOUR PROXY CARD AS SOON AS POSSIBLE. UNLESS A QUORUM CONSISTING OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING IS REPRESENTED AT THE ANNUAL MEETING, NO BUSINESS CAN BE TRANSACTED. PLEASE ACT PROMPTLY TO ENSURE THAT YOU WILL BE REPRESENTED AT THE ANNUAL MEETING.

PEERLESS SYSTEMS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, June 23, 2010
10:00 a.m. Eastern Time

Offices of Kaye Scholer LLP
425 Park Avenue
New York, New York 10022

Peerless Systems Corporation
2361 Rosecrans Avenue
Suite 440
El Segundo, CA 90245

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on Wednesday, June 23, 2010 and appoints William R. Neil and Timothy Brog, or either one of them, with full power of substitution, as proxy for the undersigned, to vote all shares of Common Stock, $.001 par value per share, of Peerless Systems Corporation, owned of record by the undersigned, with all powers the undersigned would have if personally present at the Annual Meeting of Stockholders of Peerless Systems Corporation to be held on Wednesday, June 23, 2010 at 10:00 a.m. (Eastern Time) the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022, and any adjournments or postponements thereof for any purpose.

If no choice is specified, the proxy will be voted FOR all nominees and item 2.

THIS PROXY CARD, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND IN FAVOR OF THE OTHER PROPOSALS AND IN ACCORDANCE WITH THE RECOMMENDATION OF A MAJORITY OF THE BOARD OF DIRECTORS ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING, INCLUDING A MOTION TO ADJOURN THE MEETING TO ANOTHER TIME OR PLACE IN ORDER TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

See reverse for voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Peerless Systems Corporation, 2361 Rosecrans Avenue, Suite 440, El Segundo, California 90245.

☐ Please detach here ☐

1.	Election of directors:	01 Steven M. Bathgate 02 Timothy E. Brog 03 Gregory Bylinsky	04 Jefferson Gramm 05 Jeffrey A. Hammer 06 Edward Ramsden 07 Jeffrey S. Wald	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of selection of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending January 31, 2011	☐ For	☐ Against	☐ Abstain
3.	To transact such other business as properly may come before the meeting or any adjournment or postponement thereof	☐ For	☐ Against	☐ Abstain

THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES AND THE PROPOSALS AND IN ACCORDANCE WITH THE RECOMMENDATION OF A MAJORITY OF THE BOARD OF DIRECTORS ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING, INCLUDING A MOTION TO ADJOURN THE MEETING TO ANOTHER TIME OR PLACE IN ORDER TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Address Change? Mark Box ☐ Indicate changes below:
Date
Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.